Exhibit 99.1

MCEWEN MINING CLOSES $50 MILLION TERM LOAN FACILITY

TORONTO, Aug 13, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen” or the “Company”) today announced that it has closed the previously announced $50 million senior secured 3-year term loan facility with Royal Capital Management Corp. as agent for the Lenders (the “Term Loan”).

As previously disclosed Rob McEwen, Chairman and Chief Owner of the Company, is participating as a Lender for $25 million of the total $50 million Term Loan.

The Term Loan will be used to complete construction of the Gold Bar Mine in Nevada and for general corporate purposes. Construction of Gold Bar is advancing on schedule for completion by the end of 2018, targeting commercial production in the first quarter of 2019.

The principal amount of the Term Loan will bear monthly interest at 9.75% per annum. Repayment occurs in twelve equal monthly installments of $2 million during the third year with the remaining balance due on maturity. The Term Loan can be retired in full or in part anytime during the first two years upon payment of the principal and accrued interest plus a fee linked to the remaining life of the Term Loan, and during the third year upon payment of the remaining principal and accrued interest plus a fee equal to 3% of the remaining principal.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the El Gallo Fenix project in Mexico; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of the shares.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

McEwen Mining Inc.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining Instagram: instagram.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9 (866)-441-0690